Exhibit 99.1

SolarWinds Announces Third Quarter 2018 Results
AUSTIN, Texas - November 13, 2018- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2018.
Financial Results

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change

	(in thousands, except per share data and percentages)
GAAP Results
Total revenue	$213,277	$189,112	12.8%	$611,908	$529,678	15.5%
Total recurring revenue	169,530	148,619	14.1%	493,588	416,863	18.4%
Net income (loss)	(398)	1,637	(124.3)%	(87,323)	(44,105)	98.0%
Diluted loss per share	$(0.73)	$(0.66)	10.6%	$(2.98)	$(2.42)	23.1%
Non-GAAP Results(1)
Non-GAAP total revenue	$214,005	$191,035	12.0%	$615,197	$541,229	13.7%
Non-GAAP total recurring revenue	170,258	150,542	13.1%	496,877	428,411	16.0%
Adjusted EBITDA	106,482	99,302	7.2%	295,656	261,804	12.9%
Non-GAAP diluted earnings per share, pro forma(2)	$0.17	$0.16	6.3%	$0.40	$0.38	5.3%
______________

(1)	For a reconciliation of our GAAP to non-GAAP results, please see tables below.

(2)	For an explanation of the pro forma calculation, please see "Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares" below.
Recent Business Highlights
“Our third quarter 2018 results illustrate the progress we have made in our business since going private in early 2016. Third quarter non-GAAP total revenue of $214.0 million, representing year-over-year growth of 12%, highlights the large scale we have achieved. Non-GAAP recurring revenue of $170.3 million grew 13% year-over-year and represented 80% of total non-GAAP revenue. This significant mix shift toward recurring revenue reflects the combination of the large, fast-growing subscription revenue stream we have built by addressing the needs of Managed Service Providers and the need to manage today’s hybrid IT environments - including public cloud - coupled with our high cash flow generating maintenance revenue base.

“And, as has been historically the case, we continue to invest in and deliver solid results through our on-premises network and systems management business. We believe it is our continued focus and commitment to this business has helped us secure the number one position in Network Management, according to IDC.1 According to Gartner, we have the number four position in Systems Management2, based on 2017 market share, worldwide,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.

“In addition to increased revenue scale and visibility, we also operate more efficiently and generate more cash flow today than at the time of our take private transaction. Third quarter 2018 adjusted EBITDA of $106.5 million represents an adjusted EBITDA margin of 49.8% and showcases the efficiencies in our business and the work we have done as a private company to drive even greater levels of profitability, which translates into strong cash flow generation. For the first nine months of 2018, net cash provided by operating activities was $166.1 million and unlevered free cash flow of $259.7 million increased 18% year-over-year, representing 88% of year-to-date adjusted EBITDA,” added Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer.
Additional highlights include:

•
During the third quarter, SolarWinds made a number of updates and enhancements to its network and systems management, MSP and public cloud IT management product lines. The company also released new products that add depth and breadth to its IT infrastructure management products while also introducing new security capabilities to quickly position the company in the infrastructure security market:

•
SolarWinds released Log Manager, making enterprise class machine data analysis accessible to companies of all sizes with an easy to use product at a disruptive price point. Log Manager allows users to quickly and easily aggregate, search and chart log data. Plus, Log Manager is integrated with the Orion platform, providing users with a unified view of network and systems performance alongside the associated machine data.

•
SolarWinds also broadened its systems management capabilities with the release of SolarWinds Server Configuration Monitor (SCM). SCM allows users to proactively monitor and alert on system and application changes and correlate configuration changes to performance. SCM also integrates with the Orion platform.

•
SolarWinds MSP launched the latest version of SolarWinds N-Central with a wide range of features, including deeper PSA application integration, enhanced patch management, and NetPath. NetPath is a strong example of how SolarWinds is designing products and features that can be utilized across a wider set of product lines. NetPath was originally developed as a feature for one of its key network management products, SolarWinds Network Performance Monitor, and is an integrated offering on the MSP platform. NetPath is designed to help users troubleshoot network performance issues by providing deeper visibility into network paths, application response times, and node performance for on-premises, hybrid, and cloud environments.

•
In mid-Q3, SolarWinds added threat monitoring and management and entered the infrastructure security market. The new product, SolarWinds Threat Monitor, is an automated tool that is designed to reduce the complexity of threat detection for IT operations teams as well as for MSPs and MSSPs (Managed Security Service Providers). Threat Monitor can detect suspicious activity and malware by aggregating asset data, security events, host intrusion detection, network intrusion detection, and correlating that data with continuously updated threat intelligence, identifying the danger signals amidst all the innocent noise of a normal network.

•
SolarWinds also recently added user access rights management with the release of Access Rights Manager (ARM). ARM adds to SolarWinds’ new security capabilities with an affordable and easy to use product for automating user access management, analysis and enforcement through identification of insecure accounts while providing audit trails and the ability to quickly generate user access reports that make demonstrating regulatory compliance a snap.

Initial Public Offering
On October 23, 2018, SolarWinds Corporation successfully closed its initial public offering (IPO) of 25 million shares of common stock at a public offering price of $15.00 per share. SolarWinds received $353.0 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from the IPO.
Balance Sheet
At September 30, 2018, total cash and cash equivalents were $278.3 million and total debt was $2.2 billion. Using net proceeds from the IPO, SolarWinds fully repaid the $315.0 million of debt outstanding under its second lien term loan. Assuming the completion of our IPO and the use of net proceeds from the IPO occurred on September 30, 2018, our total cash and cash equivalents would have been $302.1 million, total debt would have been $1.9 billion and net debt would have been $1.6 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of November 13, 2018, SolarWinds is providing its financial outlook for the fourth quarter of 2018 and full year 2018. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue, adjusted EBITDA, non-GAAP diluted earnings per share and non-GAAP weighted average outstanding diluted shares, for the fourth quarter of 2018 and for the full year 2018. These non-GAAP financial measures exclude, among other items mentioned below, the impact of purchase accounting, stock-based compensation expense, and costs related to non-recurring items and acquisitions. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Fourth Quarter of 2018
SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2018:

•	Total non-GAAP revenue in the range of $218.0 to $220.0 million, or 9.1% to 10.1% year-over-year growth.

•	Adjusted EBITDA in the range of $107.8 to $108.9 million, representing 49.4% to 49.5% of total non-GAAP revenue.

•	Non-GAAP diluted earnings per share on a pro forma basis of $0.17 to $0.18.

•	Non-GAAP weighted average outstanding diluted shares on a pro forma basis of approximately 320.5 million.
Financial Outlook for Full Year 2018
SolarWinds’ management currently expects to achieve the following results for the full year 2018:

•	Total non-GAAP revenue in the range of $833.2 to $835.2 million, or 12.4% to 12.7% year-over-year growth.

•	Adjusted EBITDA in the range of $403.5 to $404.6 million, representing 48.4% of total non-GAAP revenue.

•	Non-GAAP diluted earnings per share on a pro forma basis of $0.57 to $0.58.

•	Non-GAAP weighted average outstanding diluted shares on a pro forma basis of approximately 320.2 million.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year 2018, our growth expectations, our market opportunity, and our plans and strategies to grow our business and expand our market share. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (b) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers; (c) any decline in our renewal or net retention rates; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) risks associated with our international operations; (f) our status as a controlled company; (g) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (h) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (j) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our final prospectus dated October 18, 2018 and filed with the SEC on October 22, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and the Form 10-Q that SolarWinds anticipates filing on or before December 3, 2018. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business. Set forth in the first table below are the corresponding GAAP financial measures for each non-GAAP financial measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure included below.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.

Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense, acquisition and Sponsor related costs and restructuring charges and other. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense. We provide non-GAAP information that excludes expenses related to stock-based compensation. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Sponsor Related Costs. We exclude certain expense items resulting from the Take Private and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and Sponsor related costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Charges and Other. We provide non-GAAP information that excludes restructuring charges such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, which is calculated as if to reflect the conversion of Class A Common Stock and shares issued for accrued dividends, shares issued at our initial public offering and equity awards issued in connection with our initial public offering as if each occurred at the beginning of each respective period.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense, restructuring and other charges, acquisition and Sponsor related costs, interest expense, net, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with our acquisition, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure, purchases of property and equipment, acquisition and sponsor related costs, restructuring costs and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
1 IDC defined Network Management Software functional market, IDC’s Worldwide Semiannual Software Tracker, October 2018.
2 Source: Gartner, Market Share Analysis: ITOM: Performance Analysis Software, Worldwide, 2017.  July 9, 2018. (AIOps/ITIM/Other Monitoring Tools Software Market ). SolarWinds term, Systems Management, refers to the AIOps/ITIM/Other Monitoring Tools Software Market Taxonomy referenced in the Gartner report.
About SolarWinds
SolarWinds (NYSE: SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions.
© 2018 SolarWinds Corporation. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 385.374.7059 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$278,333	$277,716
Accounts receivable, net of allowances of $3,027 and $2,065 as of September 30, 2018 and December 31, 2017, respectively	98,035	85,133
Income tax receivable	1,774	1,713
Prepaid and other current assets	16,103	24,331
Total current assets	394,245	388,893
Property and equipment, net	37,870	34,209
Deferred taxes	4,738	4,425
Goodwill	3,699,311	3,695,640
Intangible assets, net	1,020,995	1,194,499
Other assets, net	11,178	9,398
Total assets	$5,168,337	$5,327,064
Liabilities, redeemable convertible common stock and stockholders’ deficit
Current liabilities:
Accounts payable	$5,831	$9,657
Accrued liabilities and other	50,611	39,593
Accrued interest payable	1,116	11,632
Income taxes payable	2,536	9,049
Current portion of deferred revenue	259,456	241,513
Current debt obligation	19,900	16,950
Total current liabilities	339,450	328,394
Long-term liabilities:
Deferred revenue, net of current portion	24,721	20,278
Non-current deferred taxes	152,397	167,523
Other long-term liabilities	141,531	148,121
Long-term debt, net of current portion	2,216,272	2,245,622
Total liabilities	2,874,371	2,909,938
Commitments and contingencies
Redeemable convertible Class A common stock, $0.001 par value: 5,755,000 Class A shares authorized; 2,661,015 and 2,661,030 Class A shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	3,363,491	3,146,887
Stockholders’ deficit:
Common stock, $0.001 par value: 233,000,000 Class B shares authorized; 102,088,136 and 100,734,056 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	102	101
Accumulated other comprehensive income (loss)	39,205	75,294
Accumulated deficit	(1,108,832)	(805,156)
Total stockholders’ deficit	(1,069,525)	(729,761)
Total liabilities, redeemable convertible common stock and stockholders’ deficit	$5,168,337	$5,327,064

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Subscription	$67,713	$55,361	$196,004	$155,402
Maintenance	101,817	93,258	297,584	261,461
Total recurring revenue	169,530	148,619	493,588	416,863
License	43,747	40,493	118,320	112,815
Total revenue	213,277	189,112	611,908	529,678
Cost of revenue:
Cost of recurring revenue(1)	18,022	15,190	52,617	44,879
Amortization of acquired technologies	43,835	43,513	132,121	127,781
Total cost of revenue	61,857	58,703	184,738	172,660
Gross profit	151,420	130,409	427,170	357,018
Operating expenses:(1)
Sales and marketing	56,926	50,942	166,022	152,070
Research and development	23,274	20,521	71,800	63,414
General and administrative	19,597	15,080	59,849	50,865
Amortization of acquired intangibles	16,507	17,035	50,288	49,910
Total operating expenses	116,304	103,578	347,959	316,259
Operating income	35,116	26,831	79,211	40,759
Other income (expense):
Interest expense, net	(35,627)	(42,534)	(112,103)	(127,018)
Other income (expense), net(2)	(13)	14,285	(74,476)	29,685
Total other income (expense)	(35,640)	(28,249)	(186,579)	(97,333)
Loss before income taxes	(524)	(1,418)	(107,368)	(56,574)
Income tax benefit	(126)	(3,055)	(20,045)	(12,469)
Net income (loss)	$(398)	$1,637	$(87,323)	$(44,105)
Net loss available to common stockholders	$(75,006)	$(66,627)	$(303,944)	$(242,310)
Net loss per share:
Basic loss per share	$(0.73)	$(0.66)	$(2.98)	$(2.42)
Diluted loss per share	$(0.73)	$(0.66)	$(2.98)	$(2.42)
Weighted-average shares used to compute net loss per share:
Shares used in computation of basic loss per share	102,078	100,759	101,915	100,330
Shares used in computation of diluted loss per share	102,078	100,759	101,915	100,330

_______________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of recurring revenue	$2	$1	$7	$3
Sales and marketing	115	10	234	26
Research and development	21	6	48	14
General and administrative	22	4	43	6
	$160	$21	$332	$49

(2)	Other income (expense), net includes the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Unrealized net transaction gains (losses) related to remeasurement of intercompany loans	$51	$14,774	$(12,660)	$49,955

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$67,713	$55,361	$196,004	$155,402
Impact of purchase accounting	154	353	1,116	1,168
Non-GAAP subscription revenue	67,867	55,714	197,120	156,570
GAAP maintenance revenue	101,817	93,258	297,584	261,461
Impact of purchase accounting	574	1,570	2,173	10,380
Non-GAAP maintenance revenue	102,391	94,828	299,757	271,841
GAAP total recurring revenue	169,530	148,619	493,588	416,863
Impact of purchase accounting	728	1,923	3,289	11,548
Non-GAAP total recurring revenue	170,258	150,542	496,877	428,411
GAAP license revenue	43,747	40,493	118,320	112,815
Impact of purchase accounting	—	—	—	3
Non-GAAP license revenue	43,747	40,493	118,320	112,818
Total GAAP revenue	$213,277	$189,112	$611,908	$529,678
Impact of purchase accounting	$728	$1,923	$3,289	$11,551
Total non-GAAP revenue	$214,005	$191,035	$615,197	$541,229

GAAP cost of revenue	$61,857	$58,703	$184,738	$172,660
Stock-based compensation expense	(2)	(1)	(7)	(3)
Amortization of acquired technologies	(43,835)	(43,513)	(132,121)	(127,781)
Acquisition and Sponsor related costs	(73)	(95)	(235)	(279)
Non-GAAP cost of revenue	$17,947	$15,094	$52,375	$44,597

GAAP gross profit	$151,420	$130,409	$427,170	$357,018
Impact of purchase accounting	728	1,923	3,289	11,551
Stock-based compensation expense	2	1	7	3
Amortization of acquired technologies	43,835	43,513	132,121	127,781
Acquisition and Sponsor related costs	73	95	235	279
Non-GAAP gross profit	$196,058	$175,941	$562,822	$496,632
GAAP gross margin	71.0%	69.0%	69.8%	67.4%
Non-GAAP gross margin	91.6%	92.1%	91.5%	91.8%

GAAP sales and marketing expense	$56,926	$50,942	$166,022	$152,070
Stock-based compensation expense	(115)	(10)	(234)	(26)
Acquisition and Sponsor related costs	(793)	(1,002)	(2,118)	(2,911)
Restructuring costs and other	—	(157)	(45)	(167)
Non-GAAP sales and marketing expense	$56,018	$49,773	$163,625	$148,966

GAAP research and development expense	$23,274	$20,521	$71,800	$63,414
Stock-based compensation expense	(21)	(6)	(48)	(14)
Acquisition and Sponsor related costs	(535)	(1,114)	(1,980)	(3,094)
Restructuring costs and other	—	(45)	(201)	(145)
Non-GAAP research and development expense	$22,718	$19,356	$69,571	$60,161

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in thousands, except margin data)
GAAP general and administrative expense	$19,597	$15,080	$59,849	$50,865
Stock-based compensation expense	(22)	(4)	(43)	(6)
Acquisition and Sponsor related costs	(4,213)	(3,886)	(12,028)	(11,879)
Restructuring costs and other	(281)	(354)	(1,248)	(2,332)
Non-GAAP general and administrative expense	$15,081	$10,836	$46,530	$36,648

GAAP operating expenses	$116,304	$103,578	$347,959	$316,259
Stock-based compensation expense	(158)	(20)	(325)	(46)
Amortization of acquired intangibles	(16,507)	(17,035)	(50,288)	(49,910)
Acquisition and Sponsor related costs	(5,541)	(6,002)	(16,126)	(17,884)
Restructuring costs and other	(281)	(556)	(1,494)	(2,644)
Non-GAAP operating expenses	$93,817	$79,965	$279,726	$245,775

GAAP operating income	$35,116	$26,831	$79,211	$40,759
Impact of purchase accounting	728	1,923	3,289	11,551
Stock-based compensation expense	160	21	332	49
Amortization of acquired technologies	43,835	43,513	132,121	127,781
Amortization of acquired intangibles	16,507	17,035	50,288	49,910
Acquisition and Sponsor related costs	5,614	6,097	16,361	18,163
Restructuring costs and other	281	556	1,494	2,644
Non-GAAP operating income	$102,241	$95,976	$283,096	$250,857
GAAP operating margin	16.5%	14.2%	12.9%	7.7%
Non-GAAP operating margin	47.8%	50.2%	46.0%	46.3%

GAAP net income (loss)	$(398)	$1,637	$(87,323)	$(44,105)
Impact of purchase accounting	728	1,923	3,289	11,551
Stock-based compensation expense	160	21	332	49
Amortization of acquired technologies	43,835	43,513	132,121	127,781
Amortization of acquired intangibles	16,507	17,035	50,288	49,910
Acquisition and Sponsor related costs	5,614	6,097	16,361	18,163
Restructuring costs and other	281	556	1,494	2,644
Loss on extinguishment of debt	—	—	60,590	18,559
Tax benefits associated with above adjustments	(12,255)	(18,751)	(50,747)	(63,692)
Non-GAAP net income	$54,472	$52,031	$126,405	$120,860

Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in thousands, except per share information)
GAAP weighted-average shares used in computing diluted loss per share available to common shareholders	102,078	100,759	101,915	100,330
Effect of dilutive shares(1)	8,147	7,602	7,793	7,811
Non-GAAP diluted weighted-average common shares	110,225	108,361	109,708	108,141
Pro forma dilutive shares:
Weighted-average pro forma adjustment to reflect assumed conversion of redeemed convertible Class A Common Stock and shares issued for accrued dividends (2)	177,812	177,812	177,812	177,812
Shares issued at offering(3)	25,000	25,000	25,000	25,000
Equity awards issued in connection with offering(3)	7,343	7,343	7,343	7,343
Non-GAAP weighted-average shares used in computing diluted loss per share, pro forma	320,380	318,516	319,863	318,296

GAAP diluted loss per share	$(0.73)	$(0.66)	$(2.98)	$(2.42)
Non-GAAP diluted earnings per share, pro forma	$0.17	$0.16	$0.40	$0.38
_____________

(1)
The weighted average outstanding shares of common stock equivalents were excluded from the computation of the diluted net loss per share attributable to common stockholders for the periods presented because their effect would have been anti-dilutive or for which the performance condition had not been met at the end of the period. Does not give effect to the assumed proceeds and buyback shares if the dilutive shares were converted into common stock using the treasury stock method.

(2)
Adjustment to give effect to the conversion of 2,661,015 shares of Class A Common Stock that were outstanding immediately prior to the closing of the initial public offering converted into 140,053,370 shares of common and the conversion converted $717.4 million of accrued and unpaid dividends on the Class A Common Stock into 37,758,109 shares of common stock equal to the result of the accrued and unpaid dividends on each share of Class A Common Stock, divided by $19.00 per share.

(3)
Adjustment to give effect to 25.0 million shares issued in connection with the initial public offering and 7.3 million of equity awards issued in connection with the initial public offering retroactively applied as if the shares had been issued at the beginning of each period.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in thousands)
Net income (loss)	$(398)	$1,637	$(87,323)	$(44,105)
Amortization and depreciation	64,289	63,825	193,903	187,086
Income tax expense (benefit)	(126)	(3,055)	(20,045)	(12,469)
Interest expense, net	35,627	42,534	112,103	127,018
Impact of purchase accounting on total revenue	728	1,923	3,289	11,551
Unrealized foreign currency (gains) losses(1)	202	(14,428)	13,704	(47,551)
Acquisition and Sponsor related costs	5,614	6,097	16,361	18,163
Debt related costs(2)	105	192	61,838	19,418
Stock-based compensation expense	160	21	332	49
Restructuring costs and other	281	556	1,494	2,644
Adjusted EBITDA	$106,482	$99,302	$295,656	$261,804
Adjusted EBITDA margin	49.8%	52.0%	48.1%	48.4%
_______________

(1)
Unrealized foreign currency (gains) losses primarily relate to the remeasurement of our intercompany loans and to a lesser extent, unrealized foreign currency (gains) losses on selected assets and liabilities.

(2)	Debt related costs include fees related to our credit agreements, debt refinancing costs and the related write-off of debt issuance costs.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in thousands)
Net cash provided by operating activities	$58,957	$40,226	$166,082	$135,899
Capital expenditures(1)	(4,319)	(3,268)	(14,876)	(9,498)
Cash paid for interest and other debt related items(2)	32,777	37,709	114,594	113,394
Cash paid for acquisition and sponsor related costs, restructuring costs and other one time items(3)	6,541	5,861	19,599	20,780
Unlevered free cash flow (excluding forfeited tax shield)	93,956	80,528	285,399	260,575
Forfeited tax shield related to interest payments(4)	(7,422)	(13,885)	(25,683)	(40,405)
Unlevered free cash flow	$86,534	$66,643	$259,716	$220,170
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)
Other debt related costs include fees related to our credit agreements included in the general and administrative line item in our condensed consolidated statements of operations and debt refinancing costs, the related write-off of debt issuance costs and non-cash interest related to debt refinancings included in interest expense, net in our condensed consolidated statements of operations.

(3)	Restructuring costs and other one time items include severance and the estimated costs of existing and terminating facility lease commitments and other one time items.

(4)
Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and nine months ended September 30, 2018 and 37.0% for the three and nine months ended September 30, 2017.

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income (loss)	$(398)	$1,637	$(87,323)	$(44,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	64,289	63,825	193,903	187,086
Provision for doubtful accounts	826	293	1,991	2,140
Stock-based compensation expense	160	21	332	49
Amortization of debt issuance costs	2,564	4,641	9,272	14,226
Loss on extinguishment of debt	—	—	60,590	18,559
Deferred taxes	(1,009)	(6,411)	(14,085)	(19,776)
(Gain) loss on foreign currency exchange rates	202	(14,655)	12,747	(49,648)
Other non-cash expenses (benefits)	119	1,536	1,451	3,452
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(14,121)	(8,130)	(13,963)	4,151
Income taxes receivable	278	1,917	(131)	1,470
Prepaid and other current assets	(824)	1,560	(1,931)	4,497
Accounts payable	(4,878)	(4,908)	(3,958)	(3,130)
Accrued liabilities and other	5,771	(4,521)	9,745	(8,783)
Accrued interest payable	390	374	(10,516)	255
Income taxes payable	(348)	(734)	(16,112)	768
Deferred revenue	6,287	3,974	22,291	24,249
Other long-term liabilities	(351)	(193)	1,779	439
Net cash provided by operating activities	58,957	40,226	166,082	135,899
Cash flows from investing activities
Maturities of investments	—	—	—	2,000
Purchases of property and equipment	(3,538)	(2,138)	(12,794)	(6,340)
Purchases of intangible assets	(781)	(1,130)	(2,082)	(3,158)
Acquisitions, net of cash acquired	(47,588)	(18,549)	(60,578)	(23,999)
Proceeds from sale of cost method investment	—	—	10,715	—
Net cash used in investing activities	(51,907)	(21,817)	(64,739)	(31,497)
Cash flows from financing activities
Proceeds from issuance of common stock and incentive restricted stock	—	—	1,723	108
Repurchase of common stock and incentive restricted stock	(516)	—	(568)	(374)
Exercise of stock options	12	—	13	—
Premium paid on debt extinguishment	—	—	(22,725)	—
Proceeds from credit agreement	—	—	626,950	3,500
Repayments of borrowings from credit agreement	(4,975)	(4,238)	(694,925)	(32,714)
Payment of debt issuance costs	—	—	(5,561)	(1,288)
Payment for offering costs	(1,185)	—	(2,194)	—
Net cash used in financing activities	(6,664)	(4,238)	(97,287)	(30,768)
Effect of exchange rate changes on cash and cash equivalents	(131)	2,598	(3,439)	8,042
Net increase in cash and cash equivalents	255	16,769	617	81,676
Cash and cash equivalents
Beginning of period	278,078	166,550	277,716	101,643
End of period	$278,333	$183,319	$278,333	$183,319

Supplemental disclosure of cash flow information
Cash paid for interest	$32,987	$37,528	$114,148	$109,203
Cash paid for income taxes	$188	$1,656	$8,045	$3,741